Exhibit 1.2

SUGAR CREEK FINANCIAL CORP.

(a federal stock corporation in formation)

up to 491,625 Shares

(subject to increase up to 565,369 shares)

COMMON SHARES

($.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

February     , 2007

Keefe, Bruyette & Woods, Inc.

211 Bradenton Drive

Dublin, Ohio 43017-5034

Ladies and Gentlemen:

Sugar Creek, MHC, a federal mutual holding company in formation (the “MHC”), Sugar Creek Financial Corp., a federal corporation in formation (the “Company”), and Tempo Bank, a federal savings bank located in Trenton, Illinois, (the “Bank” and includes references to the Bank in mutual or stock form, as indicated by context), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”). As of the date hereof, each of the MHC and the Company are in formation. Accordingly, the Bank hereby agrees to cause the MHC and the Company to duly ratify, sign and deliver this Agreement upon completion of their formation at or prior to the Closing Date as follows:

Section 1. The Offering. The Bank, in accordance with its plan of reorganization adopted by its Board of Directors (the “Plan”), intends to reorganize from a federally-chartered mutual savings bank into the mutual holding company structure, and issue all of its issued and outstanding capital stock to the Company (collectively, these transactions are referred to herein as the “Reorganization”). The Reorganization will be accomplished pursuant to federal law and the rules and regulations of the Office of Thrift Supervision (the “OTS”), except as such rules and regulations are waived by the OTS. Pursuant to the Plan, the Company will offer and sell up to 491,625 shares (subject to increase up to 565,369) of its common stock, $.01 par value per share (the “Shares” or “Common Shares”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of September 30, 2005 (“Eligible Account Holders”), (2) the employee stock ownership plan established by either the Bank or the Company (the “ESOP”), (3) depositors of the Bank with Qualifying Deposits as of December 31, 2006 (“Supplemental Eligible Account Holders”), and (4) Depositors of the Bank as of                     , 2007, who are not eligible or supplemental

eligible account holders, and borrowers of the Bank who had loans outstanding on September 19, 1989 that continue to be outstanding as of                     , 2007 (“Other Members”). Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons who are residents of Clinton, Madison and St. Clair Counties, Illinois. Subscribers’ checks will be transmitted to the Bank by no later than noon of the next business day where they will be invested in investments that are permissible under Rule 15c2-4. It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. The Common Shares offered for sale in the Offering will represent a minority ownership interest of 45% of the Company’s total outstanding Common Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-139332) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

In accordance with Title 12, Part 575 of the Code of Federal Regulations (the “Reorganization Regulations”), the Bank has filed with the OTS a combined Form MHC-1 Notice of Mutual Holding Company Reorganization and Form MHC-2 Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company (collectively, the “MHC-1/MHC-2 Application”), including the Prospectus and the Reorganization Valuation Appraisal Report prepared by RP Financial, LC. (the “Appraisal”) and has filed such amendments thereto as may have been required by the OTS. The MHC-l/MHC-2 Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS. In addition, the Company has filed with the OTS its application on Form H-(e)l-S (the “Holding Company Application”) to become a registered savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”) and the regulations promulgated thereunder (the “Control Act Regulations”).

Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Common Shares and to advise and assist the Company and the Bank with respect to the Company’s sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement, dated September 14, 2006, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement (other than those set forth in Section 2(a) and (c) hereof) shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Company is unable to sell a minimum of 363,375 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

If all conditions precedent to the consummation of the Reorganization, including the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

The Agent shall receive the following compensation for its services hereunder:

(a) A management fee of $25,000 payable in two consecutive monthly installments of $12,500 commencing with the adoption of the Plan. This fee shall be due as it is earned and shall be non-refundable.

(b) A success fee of $75,000 shall be paid to KBW upon consummation of the Offering.

(c) If any of the Common Shares remain available after the Subscription Offering, at the request of the Bank, the Agent will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Agent will endeavor to distribute the Common Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Bank and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Agent will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Agent shall be transmitted by the Agent to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Bank upon consultation with the Agent. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to paragraph 2(b).

(d) The Company and the Bank shall reimburse the Agent for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers up to $20,000 and will reimburse the Agent for the fees and expenses of the Agent’s counsel, not to exceed $35,000, (which do not include legal fees to complete the qualification of the Common Shares under the various state securities “Blue Sky” laws). The Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, “Blue Sky,” and NASD filing and registration fees; the fees of the Company’s accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Reorganization; and the fees set forth under this Section 2.

Additional Services. Agent further agrees to provide general financial advisory assistance to the Company and the Bank for a period of one year following completion of the Offering, including assistance with financial modeling, formation of a dividend policy and share repurchase program, assistance with shareholder reporting and shareholder relations matters, general advice on mergers and acquisitions and other related financial matters, without the payment by the Company and the Bank of any fees in addition to those set forth in this Section 2 hereof. If, however, a specific buy side assignment were to develop, Agent would look to develop a separate and specific engagement letter tailored to such a transaction, while simultaneously maintaining the elements of this Agreement in good standing.

Full payment of Agent’s actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Offering.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Reorganization, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the MHC, the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent as follows:

(a) The Registration Statement which was prepared by the Company and the Bank and filed with the Commission has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Company contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the first paragraph under the caption “The Reorganization and Stock Offering—Marketing Arrangements” or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(b) The MHC-1/MHC-2 Application, which was prepared by the Company and the Bank and filed with the OTS, has been approved by the OTS and the related Prospectus and proxy statement to be delivered to members of the Bank have been authorized for use by the OTS and the MHC-1/MHC-2 Application complied in all material respects with the Reorganization Regulations except as otherwise waived by the OTS. No order has been issued by the OTS or the FDIC preventing or suspending the use of the Prospectus or the proxy statement, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is, to the best knowledge of the Company, pending or threatened. At the time of the approval of the MHC-1/MHC-2 Application, including the Prospectus (including any amendment or supplement thereto) by the OTS and at all times subsequent thereto until the Closing Date, the MHC-1/MHC-2 Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Reorganization Regulations, except to the extent waived or otherwise approved by the OTS. The MHC-1/MHC-2 Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the MHC-1/MHC-2 Application in the first paragraph under the caption “The Reorganization and Stock Offering—Marketing Arrangements” or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(c) The Company has filed with the OTS the Company’s application for approval of its acquisition of the Bank on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the HOLA and the Control Act Regulations, and the Holding Company Application is accurate and truthful in all material respects. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the OTS. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder except to the extent waived or otherwise approved by the OTS.

(d) The Company, the MHC and the Bank have filed the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the

Prospectus and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The Company, the MHC and the Bank have not distributed any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the MHC-1/MHC-2 Application and authorized for use by the Commission and the OTS. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the MHC-1/MHC-2 Application does not conflict with information contained in the Registration Statement and the Prospectus.

(e) At the Closing Date, the Plan will have been adopted by the Boards of Directors of the MHC, the Company and the Bank and approved by the members of the Bank, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Reorganization Regulations except to the extent waived or otherwise approved by the OTS, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the MHC, the Company and the Bank by the OTS, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the MHC, the Company and the Bank, no person has sought to obtain review of the final action of the OTS in approving the Offering pursuant to the HOLA or any other statute or regulation.

(f) The Bank has been organized and is a validly existing federally-chartered savings bank in mutual form of organization and upon the Reorganization will become a duly organized and validly existing federally-chartered savings bank in permanent capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the MHC, the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not materially adversely affect the financial condition, results of operations or business of the MHC, the Company and the Bank, taken as a whole; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operations or business of the Bank. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus: (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company; and (ii) the Company will have no direct subsidiaries other than the Bank. The Reorganization will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, the Reorganization Regulations or letters of approval at the time of the Closing all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the Commission, the OTS and the FDIC, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

(g) Upon completion of its formation, and in any event no later than the Closing Date, the Company will be duly incorporated and validly existing as a corporation under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company and the Bank, taken as a whole. At the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations will be in full force and effect, and the Company in all material respects will comply with all laws, rules, regulations and orders applicable to the operation of its business.

(h) Upon completion of its formation, and in any event no later than the Closing Date, the MHC will be duly incorporated and validly existing as a corporation under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date, the MHC will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the MHC, the Company and the Bank, taken as a whole. At the Closing Date, the MHC will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the MHC, Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations will be in full force and effect, and the MHC in all material respects will comply with all laws, rules, regulations and orders applicable to the operation of its business.

(i) The Bank is a member of the Federal Home Loan Bank of Chicago (“FHLB-Chicago”). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the MHC, the Company or the Bank, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. § l467(a)(m).

(j) The Bank and, upon their formation, each of the Company and the MHC, has or will have good and marketable title to all real property and good title to all other assets material to the business of the MHC, the Company and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the MHC, the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the MHC, the Company and the Bank, taken as a whole, under which, the MHC, the Company or the Bank hold or will hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(k) The Company has received an opinion of its special counsel, Muldoon Murphy & Aguggia LLP, with respect to the federal income tax consequences of the Reorganization, and an opinion of Michael Trokey & Company, P.C., with respect to the state income tax consequences of the Reorganization, all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The MHC, the Company and the Bank represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete. None of the MHC, the Company or the Bank will take any action inconsistent therewith.

(l) The Bank has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the OTS of the final appraisal of the Bank. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank. This Agreement has been validly executed and delivered by the Bank and is the valid, legal and binding agreement of the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy). Upon completion of their formation, and in any event no later than the Closing Date, the MHC and the Company will have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the OTS of the final appraisal of the Bank. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will have been duly and validly authorized by all necessary corporate action on the part of the MHC and the Company. This Agreement will have been validly executed and delivered by the MHC and the Company and will be the valid, legal and binding agreement of the MHC and the Company enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

(m) None of the MHC, the Company or the Bank is, or at the time of their formation, will be in violation of any directive received from the OTS, the FDIC, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the FDIC) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the MHC, the Company or the Bank, threatened, which might materially and adversely affect the Offering, as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, results of operations or business of the MHC, the Company and the Bank, taken as a whole, or which would materially affect their properties and assets.

(n) The financial statements, schedules and notes related thereto which are included in the Prospectus fairly present the balance sheet, statement of earnings, statement of retained earnings and statement of cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of the OTS and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(o) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the MHC, the Company and the Bank and their subsidiaries, considered as one enterprise, or in the earnings, capital properties or business of the MHC, the Company and the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank’s assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank; nor has the MHC, the Company or the Bank issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the MHC, the Company or the Bank; (iv) there has not been any material adverse change in the aggregate dollar amount (on a consolidated basis with the Bank) of the Company’s deposits or its net worth; (v) there has been no material adverse change in the MHC’s, the Company’s or the Bank’s relationship with its insurance carriers, including, without limitation, cancellation or other termination of the MHC’s, the Company’s or the Bank’s fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus, there has been no material change in management of the MHC, the Company or the Bank; (vii) none of the MHC, the Company or the Bank has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the MHC, the Company or the Bank has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the MHC, the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) none of the MHC, the Company or the Bank has any material contingent liabilities, except as set forth in the Prospectus.

(p) None of the MHC, the Company or the Bank is or will be (i) in violation of its Charter or Articles of Incorporation, as the case may be, or Bylaws, or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the MHC, the Company or the Bank pursuant to the Charter or Articles of Incorporation, as the case may be, and Bylaws of the Company, the MHC or the Bank or any material contract, lease or other instrument in which the MHC, the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the MHC, the Company or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company and the Bank on a consolidated basis; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank.

(q) All documents made available to or delivered or to be made available to or delivered by the MHC, the Company and the Bank or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the MHC, the Company or the Bank or their representatives, to the best knowledge of the MHC, the Company and the Bank, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(r) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the MHC, the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the MHC, the Company or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition or results of operations of the MHC, the Company and the Bank, taken as a whole; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the MHC, the Company or the Bank, threatened any action or proceeding wherein the MHC, the Company or the Bank would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the MHC, the Company or the Bank, would have a material adverse effect on the financial condition, results of operations, or business of the MHC, the Company or the Bank, taken as a whole.

(s) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares (including shares issued or to be issued to the MHC) will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(t) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission and the OTS, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”).

(u) Michael Trokey & Company, P.C., which has certified the audited financial statements and schedules of the Bank included in the Prospectus, has advised the Company and the Bank in writing that they are, with respect to the Company and the Bank, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(v) RP Financial, LC., which has prepared the Valuation Appraisal Report (as amended or supplemented, if so amended or supplemented) of the Bank, has advised the Bank in writing that it is independent of the MHC, the Company and the Bank within the meaning of the Reorganization Regulations.

(w) The MHC, Company and the Bank have timely filed or extended all required federal, state and local tax returns; the MHC, the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

(x) The Bank is, and upon their formation, the MHC and the Company will be in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(y) To the knowledge of the MHC, the Company and the Bank, none of the MHC, the Company, the Bank or employees of the MHC, the Company or the Bank has made any payment of funds of the MHC, the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(z) Prior to the Reorganization, none of the MHC, the Company or the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus and except in connection with the Bank’s reorganization into the mutual holding company structure); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the MHC, the Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(aa) The MHC, the Company and the Bank have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Reorganization.

(bb) The records used by the Company and the Bank to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(cc) The Company and the MHC are not required to be registered under the Investment Company Act of 1940, as amended.

(dd) None of the MHC, the Company or the Bank or any properties owned or operated by the MHC, the Company or the Bank, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the MHC, the Company and the Bank, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the MHC, the Company or the Bank, threatened relating to the liability of any property owned or operated by the MHC, the Company or the Bank under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(ee) The Company will file a registration statement for the Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act Registration Statement”).

(ff) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. As of the first report filed by the Company pursuant to Section 13 or 15 of the 1934 Act, the books, records and accounts and systems of internal accounting control of the Company and its subsidiaries will comply in all material respects with the applicable requirements of Section 13(b)(2) of the 1934 Act and the Company will maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms.

(gg) All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the financial condition, results of operations, or business of the Company and the Bank, taken as a whole.

(hh) The Company has taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Muldoon Murphy & Aguggia LLP.

(ii) Any certificates signed by an officer of the MHC, the Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the MHC, the Company or the Bank, as the case may be, to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Company and the Bank as follows:

(a) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the MHC, the Company and the Bank hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the

Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agents performance under this Agreement.

Section 5.1. Covenants of the Company. The Company hereby covenants with the Agent as follows:

(a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(b) The Bank will not, at any time after the MHC-1/MHC-2 Application is approved by the OTS, file any amendment or supplement to such MHC-1/MHC-2 Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(c) The Company will not, at any time after the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the non-confidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(d) The MHC, the Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the MHC-1/MHC-2 Application or the Holding Company Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC-1/MHC-2 Application or the Holding Company Application, as amended, has been approved by the OTS; (iii) of any comments from the Commission, the OTS or any other governmental entity with respect to the Reorganization contemplated by this Agreement; (iv) of the request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the MHC-1/MHC-2 Application, Holding Company Application or for additional information; (v) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Reorganization or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the Reorganization Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the OTS or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The MHC, the Company and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS or any other state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The MHC, the Company and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the MHC-1/MHC-2 Application or the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

(f) The MHC, the Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the “1934 Act”), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(g) The Company, the MHC and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the OTS or the Reorganization Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS or the Reorganization Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

(h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the MHC, the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the MHC, Bank and Company or in the reasonable opinion of the Agents counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission and the OTS, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company will timely furnish to the Agent such information with respect to itself, the MHC and the Bank as the Agent may from time to time reasonably request.

(i) The MHC, the Company and the Bank will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Reorganization Regulations to be sold or as the Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(j) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of their shares of their common stock, other than the Common Shares or other than in connection with any plan or arrangement described in the Prospectus.

(k) The Company will register its common stock under Section 12(g) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the OTS.

(l) During the period during which the common stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

(m) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K or 10-KSB, 10-Q or 10-QSB and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the MHC, the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the MHC, the Company or the Bank as the Agent may reasonably request.

(n) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(o) Other than as permitted by the Reorganization Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, the Company will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

(p) Reserved.

(q) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering with the Bank or another financial institution whose deposits are insured by the FDIC, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

(s) The MHC and the Company will promptly take all necessary action to register as savings and loan holding companies under the HOLA.

(t) The Bank will notify the Agent and the Agent’s counsel of any amendments to the Plan.

(u) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(v) Prior to the Closing Date, the Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(w) The Company will not deliver the Shares until the MHC, the Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 7 hereof, unless the Agent waives such condition in writing.

(x) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the MHC, the Company or the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the MHC, the Company and the Bank, taken as a whole.

(y) Until the Closing Date, the MHC, the Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

(z) The MHC, the Company and the Bank shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering imposed by the OTS, the Reorganization Regulations, the Commission, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(aa) The facts and representations provided to Muldoon Murphy & Aguggia LLP by the Bank and the Company and upon which Muldoon Murphy & Aguggia LLP will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

(bb) The MHC, the Company and the Bank will not distribute any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the MHC-1/MHC-2 Application and authorized for use by the Commission and the OTS. The information contained in any supplemental sales material (in addition to the supplemental sales material filed as an exhibit to the Registration Statement and the MHC-1/MHC-2 Application) shall not conflict with the information contained in the Registration Statement and the Prospectus.

Section 6. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Reorganization with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Reorganization, including but not limited to the Agent’s attorneys fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell the minimum number of shares necessary to complete the Reorganization or the Reorganization is terminated or otherwise abandoned, the Company and the Bank shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

In the event that the Agent incurs any expenses on behalf of the MHC, the Company or the Bank that are customarily borne by the issuer, the MHC, the Company and the Bank will pay or reimburse the Agent for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 2(d) hereof. The MHC, the Company and the Bank acknowledge, however, that such limitations may be increased by the mutual consent of the Bank and Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than September 30, 2006. Not later than two days prior to the Closing Date, the Agent will provide the Company with an accounting of all reimbursable expenses to be paid at the Closing in next day funds. In the event the Bank determines to abandon or terminate the Reorganization prior to Closing, payment of such expenses shall be made in next day funds on the date such determination is made.

Section 7. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the MHC, the Company and the Bank, herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the MHC, the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the MHC, the Company and the Bank shall have conducted the Reorganization in all material respects in accordance with the Plan, the Reorganization Regulations, the laws of Illinois, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the OTS.

(b) The Registration Statement shall have been declared effective by the Commission and the MHC-1/MHC-2 Application and Holding Company Application shall have been approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to the MHC’s, the Company’s or the Bank’s knowledge, threatened by the Commission, the OTS, the FDIC or any other state authority.

(c) At the Closing Date, the Agent shall have received:

(1) The written opinion, as of Closing Date, of Muldoon Murphy & Aguggia LLP, counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) At the Closing Date, the Company will be duly organized and validly existing as a federal stock holding company chartered under the laws of the United States of America.

(ii) At the Closing Date, the MHC will be duly organized and validly existing as a federal mutual holding company chartered under the laws of the United States of America.

(iii) The Bank is validly existing as a federal savings bank chartered under the laws of the United States of America and, at the Closing Date, will be duly organized and validly existing in stock form.

(iv) Each of the Company, the MHC and the Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(v) The Bank has authority to transact its business in the State of Illinois.

(vi) The authorized capital stock of the Company consists of 14,000,000 shares of Common Stock, par value $0.01 per shares, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding; immediately upon consummation of the Reorganization and the Offering, all of the issued and outstanding shares of capital stock of the Company owned beneficially and of record by the MHC will be owned free and clear of any security interest, mortgage, pledge, lien or encumbrance; and immediately upon consummation of the Reorganization and the Offering the issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization”.

(vii) Immediately upon consummation of the Reorganization and the Offering, the authorized capital stock of the Bank will consist of 4,000 shares of common stock, par value $1.00 per share, and 1,000 shares of serial preferred stock, par value $1.00 per share; when issued in accordance with the Plan, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued, fully paid and non-assessable and owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance and exempt from registration under the 1933 Act pursuant to Section (3)(a)(5) thereof.

(viii) The Shares have been duly authorized for issuance and sale; the Shares, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be validly issued, fully paid and nonassessable.

(ix) The issuance of the Shares is not subject to preemptive rights arising by operation of federal laws and regulations or the Company’s Charter.

(x) To such counsel’s actual knowledge, the Company, the MHC and the Bank have conducted the Offering in accordance with applicable requirements of the OTS Regulations (except to the extent that the requirement to comply therewith was specifically waived by the OTS), the Plan and the letters from the OTS dated February     , 2007 approving the MHC-1/MHC-2 Application and declaring the Prospectus effective (which letters, to such counsel’s actual knowledge, are the only such letters received from the OTS relating to the approval of the MHC-1/MHC-2 Application and the effectiveness of the Prospectus), and have satisfied all conditions precedent to the issuance of the Shares imposed upon them by the OTS under the terms of the OTS’s written approval of the MHC-1/MHC-2 Application.

(xi) The Bank is a member in good standing of the Federal Home Loan Bank of Chicago.

(xii) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

(xiii) The OTS has approved the Holding Company Application and the MHC-1/MHC-2 Application; to such counsel’s actual knowledge, such approval remains in full force and effect and no action by the OTS to suspend the effectiveness of such approval or to suspend the Offering is pending or threatened and no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application or the MHC-1/MHC-2 Application; the Holding Company Application and the MHC-1/MHC-2 Application comply as to form in all material respects with the applicable requirements of the application Form H-(e)1-S, Form MHC-1 and Form MHC-2, as the case may be (it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Holding Company Application or the MHC-1/MHC-2 Application, (ii) in passing upon the compliance as to form of the Holding Company Application and the MHC-1/MHC-2 Application, counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, and (iii) no opinion need be rendered with respect to the business plan or the appraisal report) and, to counsel’s actual knowledge, includes all documents required to be filed as exhibits thereto.

(xiv) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth, and the consummation of the transactions contemplated hereby, (A) have been duly authorized by all necessary corporate action on the part of each of the Company, the MHC and the Bank, (B) will not violate the Charter or bylaws of the Company, the MHC or the Bank and, (C) will not result in a breach of or default, or result in the creation of any lien, charge or encumbrance under any agreement filed as an exhibit to the Registration Statement.

(xv) The Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(xvi) The Registration Statement has been declared effective by the Commission under the 1933 Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose have been initiated or threatened by the Commission.

(xvii) The Prospectus has been declared effective and the proxy statement has been cleared in advance by the OTS and, such counsel has been advised by the OTS’ staff that no order suspending the effectiveness of the Prospectus or the clearance of the proxy statement has been issued by the OTS and no proceedings for such purpose have been initiated or threatened by the OTS.

(xviii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement the issuance of the Shares pursuant to the Plan, except as may be required under the securities or “Blue Sky” laws of various jurisdictions as to which no opinion need be rendered.

(xix) At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the applicable requirements under the 1933 Act and the 1933 Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete, except as otherwise set forth in paragraph (xxii).

(xx) The form of certificate used to evidence the Common Stock complies with the requirements of federal laws and regulations.

(xxi) To such counsel’s actual knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the MHC or the Bank which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

(xxii) The statements in the Prospectus under the captions “Risk Factors – Risks Related to this Offering –” “– Sugar Creek MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous,” “– Office of Thrift Supervision policy on remutualization transactions could prevent acquisition of Sugar Creek Financial, which may adversely effect our stock price,” “– There may be a limited market for our common stock, which may adversely affect our stock price,” “Our Dividend Policy,” “Regulation and Supervision,” “Federal and State Taxation,” “The Reorganization and Stock Offering,” “Restrictions on Acquisition of Sugar Creek Financial,” and “Description of Sugar Creek Financial Capital Stock” insofar as they purport to summarize matters of law or to describe documents referred to therein, are accurate summaries and descriptions in all material respects.

(xxiii) To such counsel’s actual knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto that are not described or filed, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement or covenant contained in any contract or document so described or filed.

(xxiv) The Plan has been duly authorized by all necessary corporate action by the Company and the Bank.

(xxv) To such counsel’s actual knowledge, the Company, the MHC and the Bank in stock form are currently not in violation of their respective charters and bylaws.

(xxvi) The Company is not and, after giving effect to the offer and the sale of the Shares and the application of the net proceeds as described in the Prospectus under the caption “Use of Proceeds”, will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(c) Muldoon Murphy & Aguggia LLP, in addition, to giving the opinions required above, shall state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Muldoon Murphy & Aguggia LLP may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials.

(d) A Blue Sky Memorandum from Muldoon Murphy & Aguggia LLP relating to the Offering, including Agent’s participation therein, and should be furnished to the Agent with a copy thereof addressed to Agent or upon which Muldoon Murphy & Aguggia LLP shall state the Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank independently, or of the Company, the MHC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the MHC, the Company or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Reorganization, the Offering or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the MHC, the Company or the Bank, threatened by the OTS, the Commission, the FDIC, or any state authority; and (viii) to the best knowledge of the MHC, the Company or the Bank, no person has sought to obtain review of the final action of the OTS approving the Offering.

(f) None of the MHC, the Company or the Bank shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material adverse effect on the financial condition, results of operations, or business of the MHC, the Company or the Bank that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(g) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the MHC, the Company and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the MHC, the Company or the Bank shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the MHC, the Company and the Bank taken as a whole; (iii) none of MHC, the Company or the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the MHC, the Company or the Bank, threatened against the MHC, the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the MHC, the Company and the Bank taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the MHC, the Company and the Bank.

(h) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Michael Trokey & Company, P.C., dated as of the date hereof and addressed to the Agent: (i) confirming that Michael Trokey & Company, P.C. is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Company as of March 31, 2006 and 2005, and for each of the years in the two year period ended March 31, 2006, and covered by their opinion included therein, and any other more recent unaudited financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the OTS and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and Audit Committee of the Bank, as applicable, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) audited financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the OTS and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings of the Bank, other than normal deposit fluctuations for the Bank; or (C) there was any decrease in the total assets for loan losses, total deposits or net worth of the Bank at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month ended prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(i) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Michael Trokey & Company, P.C. in the letter delivered by it pursuant to subsection (h) of this Section 7, the “specified date” referred to in clause (ii) of subsection (h) to be a date specified in the letter required by this subsection (i) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(j) At the Closing Date, the Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Company, the MHC and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.200(b), (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company including the Bank, as most recently updated, remains in effect.

(k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the MHC-1/MHC-2 Application, the Holding Company Application and authorizing the use of the Prospectus; (ii) a copy of the orders from the Commission declaring the Registration Statement and the Exchange Act Registration

Statement effective; (iii) a certificate from the OTS evidencing the valid existence of the the Bank; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-Chicago evidencing the Bank’s membership therein; and (vi) a certified copy of the Bank’s Charter and Bylaws. As soon as practicable after the Closing Date, the Agent shall receive certified copies of the Charters and Bylaws of the MHC and the Company.

(l) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the MHC, the Company and the Bank in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

(n) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the MHC, the Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the MHC, the Company or the Bank, as the case may be, to the Agent as to the statements made therein.

Section 8. Indemnification.

(a) The MHC, the Company and the Bank, jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the MHC-1/MHC-2 Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the MHC, the Company or the Bank or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the MHC, the Company or the Bank as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the MHC, the Company or the Bank with its consent and based upon written or oral information furnished by or on behalf of the MHC, the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the MHC-1/MHC-2 Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the MHC-1/MHC-2 Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Bank, MHC and Company, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Bank, MHC, and Company, by the Agent regarding the Agent is set forth in the Prospectus in the first paragraph under the caption “The Reorganization and Stock Offering—Marketing Arrangements”; and, provided further, that such indemnification shall be limited to the extent prohibited by the Commission, the OTS, the FDIC and the Board of Governors of the Federal Reserve.

(b) The Agent agrees to indemnify and hold harmless the MHC, the Company and the Bank, their directors and officers and each person, if any, who controls the MHC, the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the MHC, the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the MHC-1/MHC-2 Application (or any amendment or supplement thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the MHC-1/MHC-2 Application (or any amendment or supplement thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the MHC-1/MHC-2 Application (or any amendment or supplement thereto), the Holding Company Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the MHC, the Company or the Bank, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the MHC, the Company or the Bank, by the Agent regarding the Agent is set forth in the Prospectus in the first paragraph under the caption “The Reorganization and Stock Offering—Marketing Arrangements.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the MHC, the Company, the Bank or the Agent, the MHC, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the MHC, the Company, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the MHC, the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the MHC, the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the MHC, the Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MHC, the Company and the Bank on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MHC, the Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated

limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the MHC, the Company, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Agent may otherwise have. For purposes of this Section 9, each of the Agent’s, the MHC’s, the Company’s or the Bank’s officers and directors and each person, if any, who controls the Agent or the MHC, the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the MHC, the Company or the Bank on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the MHC, the Company, the Bank and the Agent, the representations and warranties and other statements of the MHC, the Company, the Bank and the Agent set forth in or made pursuant to this Agreement and the provisions relating to contribution shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the MHC, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the MHC, the Company and the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

(a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agents reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Company on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Bank, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Bank.

(b) In the event the Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Reorganization Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

(c) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agents obligations hereunder may be cancelled by the Agent by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 6, 8 and 9 hereof.

(d) If the Agent elects to terminate this Agreement as provided in this Section, the MHC, the Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

The MHC, the Company or the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the MHC, the Company or the Bank has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Harold Hanley (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, NW, Suite 400, Washington, DC 20015, Attention: Robert I. Lipsher) and, if sent to the MHC, the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company at 28 West Broadway, Trenton, Illinois 62293-1304, Attention: Robert J. Stroh, Jr. (with a copy to Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, Attention: Paul M. Aguggia).

Section 13. Parties. The MHC, the Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the MHC, the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the MHC, the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the MHC, the Company, the Bank and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

If the foregoing correctly sets forth the arrangement among the MHC, the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agents acceptance shall constitute a binding agreement.

Very truly yours,

TEMPO BANK	SUGAR CREEK FINANCIAL CORP. (In formation)

By Its Authorized Representative	By Its Authorized Representative:

Robert J. Stroh, Jr. Chairman of the Board, Chief Executive Officer and Chief Financial Officer	Robert J. Stroh, Jr. Chairman of the Board, Chief Executive Officer and Chief Financial Officer

SUGAR CREEK MHC (In formation)

By Its Authorized Representative

Robert J. Stroh, Jr. Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

Managing Director

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